CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of International Equity Index Funds of our reports dated December 13, 2017, relating to the financial statements and financial highlights, which appear in Vanguard Global ex-U.S. Real Estate Index Fund and Vanguard Emerging Markets Stock Index Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2017, and of our reports dated December 19, 2017, relating to the financial statements and financial highlights, which appear in Vanguard European Stock Index Fund, Vanguard Pacific Stock Index Fund, Vanguard FTSE All-World ex-US Index Fund, Vanguard Total World Stock Index Fund and Vanguard FTSE All-World ex-US Small-Cap Index Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2017. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 21, 2018